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                                                                     EXHIBIT 4.1

                                     [LOGO]
[SEAL]                     BEASLEY BROADCAST GROUP, INC.                [SEAL]
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CLASS A COMMON STOCK                                         CUSIP 074014  10 1
                                            SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that




is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF CLASS A COMMON STOCK PAR VALUE $.001 PER
                                    SHARE OF

Beasley Broadcast Group, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorneys upon the surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

        Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.



Dated:                            [SEAL]

        /s/ CAROLINE BEASLEY                  /s/ GEORGE G. BEASLEY
        Vice President, Chief Financial       Chairman & Chief Executive Officer
        Officer, Secretary, & Treasurer

Countersigned and Registered:
  American Stock Transfer & Trust Company
                                 Transfer Agent
                                 and Registrar


By
                            Authorized Signature
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                         BEASLEY BROADCAST GROUP, INC.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE CORPORATION.

     RESTRICTIONS ON TRANSFER AND VOTING: The Restated Certificate of Incorporation of the Corporation provide that, to the extent prohibited by law
(i) the Corporation shall not issue in excess of 25% of its capital stock outstanding at any time to or for the account of any Alien or Aliens; (ii) the Corporation shall not permit the transfer on its books of any of its capital stock to or for the account of any Alien if, after giving effect to such transfer, the capital stock held by or for the account of any Alien or Aliens would exceed 25% of the Corporation's capital stock outstanding at any time; and
(iii) no Alien or Aliens shall be entitled to vote or direct or control the vote of more than 25% of (A) the total number of shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, or (B) the total voting power of all the shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time. The term "Alien" means any person who is a citizen of a country other than the United States; any entity organized under the laws of a government other than the government of the United States, or any state, territory or possession thereof; a government other than the government of the United States, or any state, territory or possession thereof; or a representative of, or an individual or entity controlled by, any of the foregoing. The Company's Board of Directors is authorized to take such action, including requiring redemption of shares of Common Stock, to ensure the Company's compliance with Alien ownership restrictions in effect from time to time.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common               UNIF GIFT MIN ACT-                  Custodian
TEN ENT - as tenants by the entireties                         -----------------           -----------------
JT TEN -  as joint tenants with right of                            (Cust)                      (Minor)
          survivorship and not as tenants                           under Uniform Gifts to Minors
          in common                                                 Act
                                                                        --------------------
                                                                               (State)

    Additional abbreviations may also be used though not in the above list.

For Value received,                        hereby sell, assign and transfer unto
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PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
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        (NAME AND ADDRESS OF ASSIGNEE SHOULD BE PRINTED OR TYPEWRITTEN)

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                                                                  Shares of the
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Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

                                                             Attorney to
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transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated
     --------------------------------

AFFIX MEDALLION SIGNATURE
GUARANTEE IMPRINT BELOW

                                        ----------------------------------------

                                        ----------------------------------------
                                        ABOVE SIGNATURE(S) TO THIS ASSIGNMENT
                                        MUST CORRESPOND WITH THE NAME AS WRITTEN
                                        UPON THE FACE OF THE CERTIFICATE IN
                                        EVERY PARTICULAR, WITHOUT ALTERATION OR
                                        ENLARGEMENT, OR ANY CHANGE WHATEVER.

                                        THE SIGNATURES(S) MUST BE GUARANTEED BY
                                        AN ELIGIBLE GUARANTOR INSTITUTION SUCH
                                        AS A SECURITIES BROKER/DEALER,
                                        COMMERCIAL BANK, TRUST COMPANY, SAVINGS
                                        ASSOCIATION OR A CREDIT UNION
                                        PARTICIPATING IN A MEDALLION PROGRAM
                                        APPROVED BY THE SECURITIES TRANSFER



                               ASSOCIATION, INC.

Notice: The signature to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever.